Exhibit 24

SOUTHWESTERN ELECTRIC POWER COMPANY
POWER OF ATTORNEY

Each of the undersigned directors or officers of SOUTHWESTERN ELECTRIC POWER COMPANY, a Delaware corporation, which is to file with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, as amended, one or more Registration Statements for the registration thereunder of up to $675,000,000 aggregate principal amount of its Debt Securities, including up to $675,000,000 of new indebtedness, comprised of unsecured promissory notes in one or more new series, each series to have a maturity not exceeding 60 years, does hereby appoint NICHOLAS K. AKINS, BRIAN X. TIERNEY, LONNI L. DIECK and RENEE V. HAWKINS, his or her true and lawful attorneys, and each of them his or her true and lawful attorney, with power to act without the others, and with full power of substitution or resubstitution, to execute for him or her and in his or her name said Registration Statement(s) and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter the Registration Statement(s) or the related Prospectus(es) included therein, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments necessary or incidental in connection therewith, hereby granting unto said attorneys and each of them full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all capacities, every act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

IN WITNESS WHEREOF the undersigned have hereunto set their hands this 31st day of July, 2018.

/s/ Nicholas K. Akins	/s/ Lana L. Hillebrand
Nicholas K. Akins	Lana L. Hillebrand

/s/ Lisa M. Barton	/s/ Mark C. McCullough
Lisa M. Barton	Mark C. McCullough

/s/ Paul Chodak	/s/ Charles R. Patton
Paul Chodak	Charles R. Patton

/s/ David M. Feinberg	/s/ Brian X. Tierney
David M. Feinberg	Brian X. Tierney

SOUTHWESTERN ELECTRIC POWER COMPANY
April 26, 2018

The Chairman outlined a proposed financing program through December 31, 2020 of the Company involving the issuance and sale, either at competitive bidding, through a negotiated public offering with one or more agents or underwriters or through private placement, of up to $675,000,000 (or its equivalent in another currency or composite currency) aggregate principal amount of debt securities, comprised of unsecured promissory notes in one or more new series, each series to have a maturity of not more than 60 years (“Debt Securities”). The Chairman stated that the aggregate amount of Debt Securities issued will not exceed $675,000,000.

The Chairman explained that it was proposed that the proceeds to be received in connection with the proposed sale of Debt Securities would be added to the general funds of the Company and used to redeem directly or indirectly long-term debt, to refund directly or indirectly preferred stock, to repay short-term debt at or prior to maturity, to reimburse the Company's treasury for expenditures incurred in connection with its construction program and for other corporate purposes.

Thereupon, on motion duly made and seconded, it was unanimously

RESOLVED, that the proposed financing program of this Company, as outlined at this meeting, be, and the same hereby is, in all respects ratified, confirmed and approved; and further

RESOLVED, that the proper persons be, and they hereby are, authorized to take all steps necessary, or in their opinion desirable, to carry out the financing program outlined at this meeting.

The Chairman advised the meeting that it was proposed to designate independent counsel for the successful bidder or bidders and/or agents of the Company for the new series of Debt Securities proposed to be issued and sold in connection with the proposed financing program of the Company.

Thereupon, on motion duly made and seconded, it was unanimously

RESOLVED, that Hunton Andrews Kurth LLP be, and said firm hereby is, designated as independent counsel for the successful bidder or bidders and/or agents of the Company for the new series of Debt Securities of this Company proposed to be issued and sold in connection with the proposed financing program of this Company.

The Chairman stated that it may be desirable to enter into one or more hedge agreements, such as a forward starting swap, treasury lock agreement, treasury put option or interest rate collar agreement (“Hedge Agreement”) to protect against future interest rate movements in connection with the issuance of the Debt Securities. He recommended that the Board authorize the appropriate persons to enter into one or more Hedge Agreements, provided that the amount covered by any Hedge Agreement would not exceed the principal amount of Debt Securities the Company anticipates offering.

Thereupon, on motion duly made and seconded, it was unanimously

RESOLVED, that the President, the Treasurer or any Assistant Treasurer of the Company or any Executive Vice President of American Electric Power Service Corporation (“Authorized Persons”) be, and each of them hereby is, authorized to execute and deliver in the name and on behalf of this Company, one or more Hedge Agreements in such form as shall be approved by the Authorized Person executing the same, such execution to be conclusive evidence of such approval, provided that the amount covered by any such Hedge Agreement would not exceed the principal amount of Debt Securities the Company anticipates offering; and further

RESOLVED, that the Authorized Persons be, and they hereby are, authorized to execute and deliver such other documents and instruments, and to do such other acts and things, that in their judgment may be necessary or desirable in connection with the transactions authorized in the foregoing resolutions.

The Chairman next explained that the Company could also enter into an Underwriting Agreement (“Underwriting Agreement”) with certain underwriters, under which the underwriters may purchase up to $675,000,000 aggregate principal amount of Debt Securities. He recommended that the Board authorize the appropriate persons to enter into an Underwriting Agreement and determine the purchase price of the Debt Securities, provided that the price shall not be less than 95% (including compensation to the underwriters) of the aggregate principal amount of the Debt Securities.

Thereupon, on motion duly made and seconded, it was unanimously

RESOLVED, that the Authorized Persons (as previously defined) be, and each of them hereby is, authorized to execute and deliver in the name and on behalf of this Company, an Underwriting Agreement in such form as shall be approved by the Authorized Person executing the same, such execution to be conclusive evidence of such approval, provided that the purchase price of the Debt Securities shall not be less than 95% (including compensation to the underwriters) of the aggregate principal amount of the Debt Securities; and further

RESOLVED, that the Authorized Persons be, and they hereby are, authorized to execute and deliver such other documents and instruments, and to do such other acts and things, that in their judgment may be necessary or desirable in connection with the transactions authorized in the foregoing resolutions.

The Chairman stated that the Company intends to execute and file an application with the Federal Energy Regulatory Commission (the “Commission”) seeking authorization for the issuance of Debt Securities of up to $675,000,000 for two years. The Chairman then stated that it may be necessary to register or qualify the securities to be sold pursuant to such financing program under the “blue sky” laws of various jurisdictions.

Thereupon, on motion duly made and seconded, it was unanimously

RESOLVED, that with respect to the proposed financing program approved at this meeting, that the proper persons be, and they hereby are, authorized to take all steps necessary to execute and file on behalf of the Company of the necessary application with the Commission

The Chairman explained that the Company may issue and sell unsecured notes (“Notes”), which may include a put option or a call option or both, pursuant to an Underwriting Agreement or other agreement. He further noted that, in order to enable the Company to perform its obligations under the Underwriting Agreement or other agreement approved at this meeting providing for the sale of up to $675,000,000 aggregate principal amount of the Notes, it was necessary that the Board authorize the execution and delivery of one or more Company Orders or Supplemental Indentures to the Indenture, dated as of February 25, 2000, between the Company and The Bank of New York Mellon Trust Company, N.A. (“Indenture”), in such form as shall be approved by the person executing the same, such execution to be conclusive evidence of such approval. The terms of each series of Notes will be established under a Company Order or a Supplemental Indenture. The interest rate, maturity and certain other terms have not yet been determined. The Chairman recommended that the Board authorize the appropriate persons to determine the financial terms and conditions of the Notes, including, without limitation, (i) the principal amount of the Notes to be sold in each offering; (ii) the interest or method of determining the interest on the Notes; (iii) the maturity (which shall not exceed 60 years from the date of issuance) and redemption provisions of the Notes; and (iv) such other terms and conditions as are contemplated or permitted by the Indenture, a Company Order or a Supplemental Indenture. Any fixed interest rate applicable to the Notes would not exceed by more than 400 basis points the yield to maturity on United States Treasury obligations of comparable maturity at the time of pricing of the Notes.

Thereupon, on motion duly made and seconded, it was unanimously

RESOLVED, that the Authorized Persons (as previously defined) and the Secretary or an Assistant Secretary of the Company be, and they hereby are, authorized to create up to $675,000,000 aggregate principal amount of

Notes to be issued under the Indenture and one or more Supplemental Indentures or Company Orders, in such form as shall be approved by the Authorized Persons and the Secretary or an Assistant Secretary of the Company executing the same, such execution to be conclusive evidence of such approval, and with such financial terms and conditions as determined by the Authorized Persons and the Secretary or an Assistant Secretary of the Company, pursuant to the Indenture and one or more Supplemental Indentures or Company Orders, and with either a fixed or floating rate of interest which shall not exceed by more than 400 basis points the yield to maturity on United States Treasury obligations of comparable maturity at the time of pricing of the Notes or at a combination of such described fixed or fluctuating rates, and to specify the maturity, redemption or tender provisions and other terms, at the time of issuance thereof with the maturity not to exceed 60 years; and further

RESOLVED, that the Authorized Persons and the Secretary or an Assistant Secretary of the Company be, and they hereby are, authorized and directed to execute and deliver, on behalf of this Company, one or more Supplemental Indentures or Company Orders, specifying the designation, terms, redemption provisions and other provisions of the Notes and providing for the creation of each series of Notes, in such form as shall be approved by the Authorized Person and the Secretary or an Assistant Secretary of the Company executing the same, such execution to be conclusive evidence of such approval; that The Bank of New York Mellon Trust Company, N.A. is hereby requested to join in the execution of any Supplemental Indenture or Company Order, as Trustee; and further

RESOLVED, that the Authorized Persons and the Secretary or an Assistant Secretary of the Company be, and they hereby are, authorized and directed to execute and deliver, on behalf of this Company, to the extent not determined in a Supplemental Indenture or Company Order, a certificate requesting the authentication and delivery of any such Notes and establishing the terms of any tranche of such series or specifying procedures for doing so in accordance with the procedures established in the Indenture; and further

RESOLVED, that the Authorized Persons and the Secretary or an Assistant Secretary of the Company be, and they hereby are, authorized and directed to execute in accordance with the provisions of the Indenture (the signatures of such Authorized Persons to be effected either manually or by facsimile, in which case such facsimile is hereby adopted as the signature of such Authorized Persons and the Secretary or an Assistant Secretary of the Company thereon), and to deliver to The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture, the Notes in the aggregate principal amount of up to $675,000,000 as definitive fully registered bonds without coupons in such denominations as may be permitted under the Indenture; and further

RESOLVED, that if any Authorized Person or the Secretary or an Assistant Secretary of the Company who signs, or whose facsimile signature appears upon, any of the Notes ceases to be an Authorized Person or Secretary or an Assistant Secretary of the Company prior to their issuance, the Notes so signed or bearing such facsimile signature shall nevertheless be valid; and further

RESOLVED, that, subject as aforesaid, The Bank of New York Mellon Trust Company, N.A., as such Trustee, be, and it hereby is, requested to authenticate, by the manual signature of an authorized officer of such Trustee, the Notes and to deliver the same from time to time in accordance with the written order of this Company signed in the name of this Company by the Authorized Persons and the Secretary or an Assistant Secretary of the Company; and further

RESOLVED, that Thomas G. Berkemeyer of Hilliard, Ohio, David C. House of Lewis Center, Ohio and William E. Johnson of Gahanna, Ohio, attorneys and employees of American Electric Power Service Corporation, an affiliate of this Company, be, and each of them hereby is, appointed Counsel to render any Opinion of Counsel required by the Indenture in connection with the authentication and delivery of the Notes; and further

RESOLVED, that the office of The Bank of New York Mellon Trust Company, N.A., at 101 Barclay Street, in the Borough of Manhattan, The City of New York, be, and it hereby is, designated as the office or agency of this Company, in accordance with the Indenture, for the payment of the principal of and the interest on the Notes, for the registration, transfer and exchange of Notes and for notices or demands to be served on the Company with respect to the Notes; and further

RESOLVED, that said The Bank of New York Mellon Trust Company, N.A., be, and it hereby is, appointed the withholding agent and attorney of this Company for the purpose of withholding any and all taxes required to be withheld by the Company under the Federal revenue acts from time to time in force and the Treasury Department regulations pertaining thereto, from interest paid from time to time on the Notes, and is hereby authorized and directed to make any and all payments and reports and to file any and all returns and accompanying certificates with the Federal Government which it may be permitted or required to make or file as such agent under any such revenue act and/or Treasury Department regulation pertaining thereto; and further

RESOLVED, that the Authorized Persons as defined above and the Secretary or an Assistant Secretary of the Company be, and they hereby are, authorized and directed to effect transfers and exchanges of the Notes, pursuant to the Indenture without charging a sum for any Note issued upon any such transfer or exchange other than a charge in connection with each such transfer or exchange sufficient to cover any tax or other governmental charge in relation thereto; and further

RESOLVED, that The Bank of New York Mellon Trust Company, N.A. be, and it hereby is, appointed as Note Registrar in accordance with the Indenture; and further

RESOLVED, that the Authorized Persons and the Secretary or an Assistant Secretary of the Company be, and they hereby are, authorized and directed to execute such instruments and papers and to do any and all acts as to them may seem necessary or desirable to carry out the purposes of the foregoing resolutions.

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